Exhibit 3.9

Amended and Restated as of February 7, 2006

BYLAWS

OF

ZENITH NATIONAL INSURANCE CORP.

(A Delaware Corporation)

ARTICLE I. OFFICES

Section 1.                                            Registered Office. The registered office shall be established and maintained at the office of the UNITED STATES CORPORATION COMPANY, located at 306 South State Street, City of Dover, County of Kent, State of Delaware 19901, and said UNITED STATES CORPORATION COMPANY shall be the registered agent of this Corporation in charge thereof.

Section 2.                                            Other Offices. The Corporation may establish other offices, within or without the State of Delaware, at such place or places as the Board of Directors from time to time may designate or the business of the Corporation may require.

ARTICLE II. STOCKHOLDERS

Section 1.                                            Annual Meetings. Annual meetings of stockholders shall be held at Los Angeles, California, on the last Wednesday in May of each year, commencing with 1972, at the hour stated in the notice, or said meetings may be held at such time and place, within or without the State of Delaware, as the Board of Directors by resolution shall determine, and as set forth in the notice of the meeting.

If the date of the annual meeting shall fall on a legal holiday of the state in which the meeting is to be held, the meeting shall be held on the next succeeding business day.

At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors, and they may transact such other corporate business as shall be stated in the notice of the meeting.

Section 2.                                            Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be called by the President or the Secretary, or by resolution of the Board of Directors, and may be held at such time and place as shall be stated in the notice of the meeting.

Section 3.                                            Notice of Meetings. Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat, at his address as it appears on the records of the Corporation, not less than ten (10) nor more than sixty (60) days prior to the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all of the stockholders entitled to vote thereat.

Section 4.                                            Voting. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation, the provisions of these Bylaws, and the laws of the State of Delaware, shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three (3) years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for Directors and the vote upon any question before the meeting shall be by written ballot. All elections for Directors shall be decided by plurality vote; all other questions shall be decided by majority vote, except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

A complete list of the stockholders entitled to vote at a meeting, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the registered office of the Corporation in the State of Delaware. The list shall also be produced and kept available at the time and place of the meeting, during the entire time thereof, and may be inspected by any stockholder or his proxy who may be present.

Section 5.                                            Quorum. Except as otherwise required by law, by the Certificate of Incorporation, or by these Bylaws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation issued and outstanding and entitled to vote, shall constitute a quorum at all meetings of stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present either in person or by proxy, shall have power to adjourn the meeting, from time to time, without notice other than an announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

Section 6.                                            Action Without Meeting. Any action to be taken by the stockholders may be taken without a meeting if, prior to such action, all stockholders entitled to vote thereon shall consent to the action by a writing filed with the records of the meetings of stockholders, and such consent shall be treated for all purposes as a vote at a meeting treated for all purposes as vote at a meeting.

ARTICLE III. DIRECTORS

Section 1.                                            Number and Term. The number of directors shall be not less than five (5) nor more than ten (10), the exact number of which shall be fixed from time to time by the Board of Directors.

Except as provided in Article VI hereof directors shall be elected at the annual meeting of stockholders, and each Director shall hold office until the next annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier resignation or removal.

Section 2.                                            Quorum. A majority of the Directors shall constitute a quorum, for the transaction of business. If, at any meeting of the Board, there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

Section 3.                                            First Meeting. The newly elected Directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may fixed by consent in writing of all the Directors.

Section 4.                                            Election of Officers. At the first meeting, or at any subsequent meeting called for that purpose, the Directors shall elect the officers of the Corporation, as more specifically set forth in Article V of these Bylaws. Such officers shall hold office until the next annual election of officers, or until their successors are elected and shall have qualified.

Section 5.                                            Regular Meetings. Regular meetings of the Directors may be held, without notice, at such places and times as from time to time shall be determined by resolution of the Board of Directors.

Section 6.                                            Special Meetings. Special meetings of the Board of Directors may be called by the President, or by the Secretary on the written request of any two Directors on at least two (2) days’ notice to each Director.

Section 7.                                            Place of Meeting. The Directors may hold their meetings, and have one or more offices outside the State of Delaware, at such places as from time to time may be determined by resolution of the Board.

Section 8.                                            Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or any committees thereof, may be taken without a meeting if, prior to such action, a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of committee.

Section 9.                                            Powers. The Board of Directors shall exercise all of the powers of the Corporation, except such as are by law, by the Certificate of Incorporation, or by these Bylaws conferred upon or reserved to the stockholders.

Section 10.                                      Compensation. The Board of Directors shall have authority to fix the compensation of Directors for services to the Corporation in any capacity. Such compensation may be in any form designated by the Board, including (without limitation) an annual payment or a fixed sum for attendance at meetings of the Board and committees thereof, or both, and reimbursement of expenses for attendance at such meetings. Nothing herein contained shall be construed to preclude any Director from serving the Corporation, its subsidiaries or affiliates in any capacity as an officer, agent or otherwise, and receiving compensation therefor.

Section 11.                                      Chairman of the Board. The Board of Directors shall elect a Chairman of the Board who shall preside at all Board of Directors and Shareholders meetings. The Chairman of the Board shall not be deemed to be an officer of the Corporation, notwithstanding anything contained in Article V hereof to the contrary, unless designated as an officer by resolution of the Board of Directors.

Section 12.                                      Indemnification of Directors, Officers and Employees. Every person who is or was a director, officer or employee of the Corporation, or any other corporation which he served as such at the request of the Corporation shall be indemnified by the Corporation against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, action, suit or proceeding (whether brought by or in the right of the Corporation or such other corporation or otherwise), civil or criminal, or in connection with an appeal relating thereto, in which he may be involved, as a party or otherwise, by reason of his being or having been a director, officer or employee of the Corporation or such other corporation, or by reason of any action taken or not taken in his capacity as such director, officer or employee, whether or not he continues to be such at the time such liability or expense shall have been incurred, provided such person acted, in good faith, in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or such other corporation, as the case may be, and in addition, in any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. As used in this Section 12, the terms “liability” and “expense” shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines or penalties against, and amounts paid in settlement by, a director, officer, or employee. The termination of any claim, action, suit or proceeding, civil or criminal, by judgment, settlement (whether with or without court approval), conviction or upon a plea of guilty or nolo contendere, or its equivalent, shall not create a presumption that a director, officer or employee did not meet the standards of conduct set forth in this Section 12.

Expenses incurred with respect to any claim, action, suit or proceeding of the character described in this Section 12 may be advanced by the Corporation prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless it shall ultimately be determined that he is entitled to indemnification hereunder.

The rights of indemnification provided in this Section 12 shall be in addition to any other rights to which any such director, officer or employee may otherwise be entitled by contract or as a matter of law; and in the event of any such person’s death, such rights shall extend to his heirs and legal representatives. The provisions of this Section 12 are separable, and if any provision be held invalid, all other provisions are fully in effect and such invalid provision shall only be curtailed to the extent necessary to make such provision enforceable, it being the intent of this Section that the Corporation indemnify each of the directors, officers and employees of the Corporation to the maximum extent permitted by law.

Notwithstanding the foregoing provision of this Section, the Corporation shall not indemnify persons seeking indemnity in connection with any threatened, pending or completed action, suit or proceeding voluntarily brought or threatened by such person unless such action, suit or proceeding was authorized by a majority of the entire Board of Directors.

ARTICLE IV. COMMITTEES

Section 1.                                            The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more Directors of the Corporation. Each such committee, to the extent provided in said resolution or resolutions, or in these Bylaws, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to any an all papers that may require it. Unless the Board of Directors shall provide otherwise, a majority of the members of any such committee may fix the time and place of its meetings. The Board of Directors shall have the power at any time to fill vacancies in, change the membership of, or dissolve any such committee. Nothing herein shall be deemed to prevent to the Board of Directors from appointing committees consisting in whole or in part of persons who are not directors of the Corporation, provided, however, that no such committee shall have or exercise any authority of the Board of Directors.

Section 2.                                            Committees shall keep regular minutes of their proceedings, and report the same to the Board of Directors when required.

ARTICLE V. OFFICERS

Section 1.                                            Officers. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting of stockholders. The Directors shall elect a President, a Secretary and a Treasurer; they may also elect a Chairman of the Board, one or more Vice Presidents, and such Assistant Secretaries and Assistant Treasurers, as they may deem proper. None of the officers of the Corporation, with the exception of the Chairman of the Board and the President, need be a Director. Any one person may hold two or more offices, except those of President and Secretary. However, any person holding two or more offices shall not sign any instrument in the capacity of more than one office.

The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold office for such terms and shall exercise such powers an perform such duties as from time to time shall be determined by the Board of Directors.

Section 2.                                            Chairman of the Board. The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors, and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

Section 3.                                            President. The President shall be the chief executive officer of the Corporation, and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He shall preside at all meetings of the stockholders, if present thereat, and, in the absence or non-election of the Chairman of the

Board, at all meetings of the Board of Directors. He shall have general supervision, direction and control of the business of the Corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bond, mortgages and other contracts on behalf of the Corporation, and he shall cause the corporate seal to be affixed to any instrument requiring it, and when so affixed, the seal shall be attested by the Secretary or the Treasurer, or an Assistant Secretary or an Assistant Treasurer.

Section 4.                                            Vice Presidents. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the Directors, and, in the absence of the President, or in the event of his inability to act, the Vice Presidents, in the order of their seniority, shall perform the functions of President.

Section 5.                                            Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and Directors, and all other notices required by law or by these Bylaws, and, in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, the Board of Directors, or the stockholders, upon whose requisition the meeting is called as provided in these Bylaws. He shall record all the proceedings of the meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Directors or the President. He shall have custody of the corporate seal, and shall affix the same to all instruments requiring it, when authorized by the President or the Board of Directors, and shall attest the same.

Section 6.                                            Treasurer. The Treasurer shall have the custody of the Corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President, taking proper vouchers for such disbursements. He shall render to the President and the Board of Directors, at the regular meetings of the Board, or whenever they may request it, an accounting of all his transactions as Treasurer, and of the financial condition of the Corporation.

If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of his duties, in such amount and with such surety as the Board shall prescribe.

Section 7.                                            Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board of Directors.

ARTICLE VI. RESIGNATIONS; FILLING

OF VACANCIES; INCREASE IN NUMBER

OF DIRECTORS; REMOVAL FROM OFFICE

Section 1.                                            Resignations. Any Director, member of a committee, or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and, if no time be specified, at the time of its receipt by the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

Section 2.                                            Filling of Vacancies. If the office of any officer, Director or member of a committee becomes vacant, the remaining Directors in office, although less than a quorum, may appoint, by a majority vote, any qualified person to fill such vacancy, who shall hold office for the unexpired term of his predecessor, or until his successor shall be duly chosen and shall have qualified.

Any vacancy occurring by reason of an increase in the number of Directors may be filled by action of a majority of the entire Board, for the term of office continuing only until the next election of Directors by the stockholders, or it may be filled by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of Directors.

Section 3.                                            Increase in Number of Directors. The number of Directors may be increased at any time by the affirmative vote of a majority of the entire Board, or by the affirmative vote of a majority in interest of the stockholders, at a special meeting called for that purpose, and, by like vote, pursuant to Section 2 above, the additional Directors may be chosen at such meeting to hold office until the next annual election or until their successors are elected and shall have qualified.

Section 4.                                            Removal. At a meeting of stockholders expressly called for such purpose, any or all of the members of the Board of Directors may be removed, with or without cause, by vote of the holders of a majority of the shares then entitled to vote at an election of Directors, and said stockholders may elect, at the meeting called for the purpose of removal, a successor or successors to fill any resulting vacancies for the unexpired terms of the removed Directors.

Any officer, agent or member of a committee, elected or appointed by the Board of Directors, may be removed by a majority vote of the entire Board whenever, in its judgment, the best interests of the Corporation will be served thereby.

Article VII. Capital Stock

Section 1.                                            Certificates. The shares of the Corporation shall be evidenced by certificates in such form as the appropriate officers of the Corporation may from time to time prescribe; provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of stock of the Corporation shall be uncertificated shares. Notwithstanding the foregoing, each holder of uncertificated shares shall be entitled, upon request, to a certificate representing such shares. Shares represented by certificates shall be numbered and registered in a share register as they are issued. Share certificates shall exhibit the name of the registered holder and the number and class of shares and the series, if any, represented thereby and the par value of each share or a statement that such shares are without par value as the case may be. Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificated shares of the same class and series shall be identical.

Section 2.                                            Signatures on Certificates. Every share certificate shall be signed by the Chairman of the Board, the President or a Vice President; and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and shall be sealed with the Corporation’s seal. Such seal and any or all of the signatures on the certificate may be by facsimile.

Section 3.                                            Transfer Agents and Registrars; Facsimile Signatures. The Board may appoint one or more transfer agents or transfer clerks and one or more registrars and may require all certificates for shares to bear the signature or signatures of any of them. Where a certificate is signed (a) by a transfer agent or an assistant or co-transfer agent, or (b) by a transfer clerk or (c) by a registrar or co-registrar, the signature of any officer thereon may be facsimile. Where a certificate is signed by a registrar or co-registrar the certificate of any transfer agent or co-transfer agent thereon may be by facsimile signature of the authorized signatory of such transfer agent or co-transfer agent. In case any officer or officers of the Corporation who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the

Corporation, such certificate or certificates may, nevertheless, be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

Section 4.                                            Lost Certificates. In case of loss or destruction of any certificate of stock or other security of the Corporation, another may be issued in its place upon satisfactory proof of such loss or destruction and upon the giving of a satisfactory bond of indemnity to the Corporation and to the transfer agents and registrars, if any, of such stock or other security, in such sum as the Board may provide. The Board may delegate to any officer or officers of the Corporation the authorization of the issue of such new certificate or certificates and the approval of the form and amount of such indemnity bond and the surety thereon.

Section 5.                                            Transfer of Shares. Upon surrender to the Corporation, or a transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation may issue a new certificate, or, upon request, evidence of the equivalent uncertificated shares, to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the holder of uncertificated shares, the Corporation shall cancel such uncertificated shares and issue new equivalent uncertificated shares, or, upon such holder’s request, certificated shares, to the person entitled thereto, and record the transaction upon its books.

Section 6.                                            Registered Stockholders. The Corporation and its transfer agents shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and shall not be bound to recognize any equitable or other claims to, or interest in, such shares on the part of any other person and shall not be liable for any registration or transfer of shares which are registered, or to be registered, in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary, or nominee of a fiduciary, is committing a breach of trust in requesting such registration or transfer, or with knowledge of such facts that its participation therein amounts to bad faith.

Section 7.                                            Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect to any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall be not more than sixty (60) nor less than ten (10) days prior to the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 8.                                            Dividends. Subject to the provisions of the Certificate of Incorporation and the laws of the State of Delaware, the Board of Directors, at any regular or special meeting, may declare dividends upon the capital stock of the Corporation, as and when it may deem expedient.

ARTICLE VIII. MISCELLANEOUS PROVISIONS

Section 1.                                            Corporate Seal. The Board of Directors shall adopt and may alter a common seal of the Corporation. Said seal shall be circular in form and shall contain the name of the Corporation, the year of its creation, and the words: “CORPORATE SEAL DELAWARE”. It may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 2.                                            Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

Section 3.                                            Checks, Drafts, Notes. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4.                                            Corporate Records. The Corporation shall keep correct and complete books of account and minutes of the proceedings of its stockholders and Directors, as well as an original stock ledger or list of stockholders, containing the names and addresses of the stockholders, the number of shares held by them, and the date of issuance of said certificates of stock.

Any stockholder of record, in person or by attorney or other agent, upon written demand under oath stating the purpose thereof, shall have the right, during the usual hours for business, to inspect for any proper purpose the books and records of the Corporation, as well as its stock ledger and/or list of stockholders, and to make copies or extracts therefrom. Such demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business.

Section 5.                                            Notice and Waiver of Notice. Whenever, pursuant to the laws of the State of Delaware or these Bylaws, any notice is required to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by stature.

Any notice required to be given may be waived, in writing, by the person or persons entitled to such notice, whether before or after the time stated therein.

ARTICLE IX. AMENDMENTS

Section 1.                                            Amendments of Bylaws. These Bylaws may be altered or repealed, and Bylaws may be made at any annual meeting of stockholders, or at any special meeting thereof, if notice of the proposed alteration or repeal, or Bylaw or Bylaws to be made, be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat; or by the affirmative vote of a majority of the entire Board of Directors, at any regular meeting of the Board, or at any special meeting thereof if notice of the proposed alteration or repeal, or Bylaw or Bylaws to be made, be contained in the notice of such special meeting.

ARTICLE X

Section 1.                                            This Corporation shall not be governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware concerning “Business Combinations with Interested Stockholders.”